LPI Position Holder Trust Newsletter

May 2018 Issue

The Trustee's Corner

Welcome to the May 2018 issue of the Life Partners Position Holder Trust (PHT) investor newsletter. Thank you for taking a few minutes to read about a variety of developments from the past month and receive some guidance on communications that will be coming your way in the weeks ahead.

I'm often asked by investors for information regarding any specific insurance policies in the PHT portfolio that may have matured due to the death of the insured. The Trust has created an excellent online resource that any investor can access at any time in order to obtain this information. You can read more about this resource in this month's Trust Update section of the newsletter ("Maturities").

The invoices that we will issue next month to the Continuing Fraction Holders mark an important milestone. As you may recall, the Court delayed the implementation of the penalties the Plan imposes for the failure to pay a premium call invoice. Beginning with the June 2018 invoices, the Plan's penalties will be applied. These details are also spelled out for you in the Trust Update section that follows ("June Invoices").

Meanwhile, I hope you will consult the website (www.LPI-PHT.com) for timely information regarding maturities, as well as breaking news regarding the PHT, updated financial reports and important reminders pertaining to documents that we need from you.

Please review the following articles and updates for May 2018. Thank you very much for your interest.

Sincerely,

LPI Position Holder Trust
Eduardo S. Espinosa
Trustee

Inside this issue

Upcoming Events

- **June 11th:**

  2nd Quarter LPI PHT Investor Podcast available for download

- **June 18th**

  June 2018 LPI PHT Newsletter to be published

- **July 16th**

  July 2018 LPI PHT Newsletter to be published


TO DO LIST

Action Items

What we need from you?

- Please fill out and execute a Transfer on Death Beneficiary (TOD) form. Using the TOD forms allows your heirs to receive your Plan securities without going through probate. You can read more about this form in the article that follows this page and you can find the TOD forms on the PHT website (the "Forms" page).

- **Please update your contact information**. You can change your contact information through the Investor Portal (www.magnaservicing.com) or by contacting Customer Service (custsrv@magnaservicing.com).

- Please pay the premiums on the positions that you own, as reflected in any invoices you received. Do not send a partial payment and do not delay beyond the 60-day payment window. **As a reminder, the PHT must receive your check by the 60th day. Your envelope's postmark date does not count.** If we do not receive an investor's payment within the mandatory 60-day window, we must default the corresponding CFH position into the PHT.

- **Please access the PHT investor portal (www.magnaservicing.com), review your account statements, read the e-mails we send and check the PHT website from time to time.** The PHT Trustee uses these tools to provide important information about your investment to you. We've made a real effort to provide the important information in a concise, clear and timely manner.

- Please send any ideas for the monthly newsletter or the PHT website to our communications consultant, Daryn Teague, at dteague@teaguecommunications.com. If you have suggestions for additional information or reports that could be provided on the Investor Portal maintained by Magna Servicing, please send those directly to the Trustee's office (trustee@lpi-pht.com).

Trust Update

Book Value of the PHT and IRA Partnership Units

The PHT and IRA Partnership recently issued their quarterly report for the First Quarter of 2018. The quarterly report showed that the PHT's assets (mainly cash and insurance policies) were worth $351,857,183; and that it had liabilities of $123,273,945. Subtracting the liabilities from the assets yields net assets of $228,583,238. If we divide that figure by the number of units outstanding (1,202,532,887), we come up with a book value for the PHT units of $0.19/unit. Because the sole assets of the IRA Partnership are PHT units, the book value of IRA Partnership units is also $0.19/unit. This is a reduction from a book value of $0.21 as of the end of 2017.

The reduction in the book value of the PHT units is attributable to two factors. The first factor is the $10.4 million reduction in value of the PHT's net assets during the first quarter as the result of a decline in the fair value of the PHT's portfolio. The decline in the fair value of the portfolio is primarily due to maturities, unwinding the discount over time, and changes in valuation assumptions, including mortality and discount rates.

The second factor is that the number of PHT units increased by 40.5 million during the first quarter. There are two causes for the increase in the number of PHT units: (i) licensee investors have settled with the Creditors' Trust and received units previously on litigation hold, and (ii) investors have defaulted on premium payments and were granted units in exchange for their positions.

As we explained in the March 2018 newsletter, we expect that the book value of the PHT units will decrease over time. This is due to the liquidating nature of the PHT. When policies mature, they drop out of the portfolio and turn into cash. The PHT will either spend the cash (mainly on premiums) or distribute it to the unit holders as allowed by the Plan. The value of the PHT's assets and, thus, its book value will decline over time.

The important thing to understand is that the book value of a PHT unit is not how much an investor will receive from the PHT. The units' book value is neither a cap nor a limitation on the distributions that the PHT will make over its life. We still anticipate the portfolio to return about 85 percent of the amount of capital invested in LPI, as projected in the June 2017 Disclosure Statement.

Transfer on Death Beneficiary Designation

We've had some questions from investors regarding an item we mentioned in last month's newsletter related to beneficiary designations.

You can sign a Transfer on Death (TOD) Beneficiary Designation, a form of registration for a security that allows the owner of the security to designate a beneficiary who will receive the security on the owner's death. By designating a beneficiary for your securities, your heirs can avoid probate in the event of your untimely passing.

As we noted last month, the beneficiary designations that investors filled out when they originally purchased their investments from LPI are no longer valid. Accordingly, investors should take advantage of the TOD beneficiary forms.

We have updated the TOD Beneficiary Designation to allow for contingent beneficiaries. You can now name a primary beneficiary who will inherit your Plan securities when you die and a contingent beneficiary who will inherit if your primary beneficiary dies before you do.

You can find all of the necessary forms and instructions on the "Forms" page of the LPI PHT website. The TOD form allows you to name one or more individuals — or a single trust — as your beneficiary. Once you have completed, executed and notarized your TOD Beneficiary Designation, you should mail it to:

Trust Update

Magna Servicing
P.O. Box 23226
Waco, TX 76702

Please note that you may need to fill out additional forms depending upon how you hold your securities and whether you live in a community property state (including Alaska, Arizona, California, Idaho, Louisiana, Michigan, Nevada, New Mexico, Texas, Washington and Wisconsin).

Investors in IRAs may not use the PHT's beneficiary designation forms. The beneficiary of an IRA is determined by the agreement between the IRA custodian and the investor. If an investor wishes to name a beneficiary of an IRA, he or she should contact his or her IRA custodian.

June Invoices

Beginning with the invoices issued in June 2018, the consequences of defaulting on a premium payment will increase. Continuing Fractional Holders are required to pay premiums on each position once a year. Failure to make this payment on time is a default, which means that (i) the position on which the premium was due is immediately contributed to the PHT in exchange for PHT units, and (ii) the defaulting investor no longer holds the individual position. Instead, the investor will participate in the PHT along with all of the other PHT unit holders in "the pool" who receive pro rata shares of any distributions from the PHT.

At § 5.05(c), the Plan imposed a penalty on Continuing Fractional Holders who default on premium payments. Normally, an investor who contributes a position to the PHT receives one unit for each dollar of expected death benefit contributed. If the contribution is caused be a premium default, however, the number of units the Continuing Fractional Holder receives is reduced by 20% plus an amount necessary to exclude any income realized by the PHT prior to the date of default. Instead of receiving one unit per dollar of expected death benefit, defaulting investors will receive less than 0.8 of a unit per dollar of expected death benefit.

In April 2017, the Court delayed the implementation of this penalty. The delay expires with the invoices to be issued next month. Beginning with the June 2018 invoices, investors who fail to make a premium payment will receive 0.8 (or fewer) units per dollar of expected death benefit based on the deemed contribution of the defaulting position.

This is crucial: When you receive your invoice, do not send a partial payment and do not delay beyond the 60-day payment window. The Plan requires that the PHT must actually RECEIVE the CFH investor's remittance by the 60th day following the invoice date; your envelope's postmark date does not count. If we do not receive an investor's payment within the mandatory 60-day window, we must default the corresponding CFH position into the PHT.

Maturities

We post updated policy maturities on a weekly basis on the LPI PHT website (www.LPI-PHT.com), underneath the "Maturities" tab. On this page, you can obtain excellent visibility into which policies have matured by using the new tools we built for your convenience. These tools make the maturities tables sortable and searchable, which should make it easier for you to monitor policies in which you have an ownership interest. In addition, we created data fields for the tables that allow you to see the date we received funds for new maturities and the date we distributed funds on those policies. Finally, we created a "Date Posted" column for each maturity so you will be able to quickly identify all recently posted maturities. All of these data fields are now sortable for your ease of use.

Portfolio at a Glance

The portfolio continues to perform as it generally has all year: we are basically on track with the projections used in the Disclosure Statement; although 2018 maturities to-date are slower than we would like. As expected, we identified a few additional maturities in February and March 2018 raising their totals to $4.2 million and $11.1 million respectively. April 2018 has been a slow month with only $4.9 million in maturities discovered to date.


Median
Actual

This chart tracks maturities by the date that the insured dies. Just becuase a maturity is shown on the chart does not mean that the PHT has received the policy death benefits in that month. It takes about 60 days from the date that we learn of a maturity to receive the death benefits. This time is split fairly evenly between the time that it takes Magna to confirm the death and obtain a death certificate and the time it takes for the insurer to validate and process the claim. As we've noted in the past, there can be a significant delay in obtaining death certificates from foreign jurisdictions and certain U.S. jurisdictions. In addition, as we discussed last month, the families of a couple of the insureds have sued claiming a right to the death benefit. The existence of these suits requires the PHT to hold the death benefits in reserve until the suits are resolved.

One thing that we would like to note about these projections. In the newsletters, we track the maturities in the portfolio against a model that is similar to that used to create Exhibit C to the Disclosure Statement, which was the basis for the Plan. For purposes of valuing the portfolio for the Trust's financial statements, we use a different model that is intended to be a proxy for market value as required by Generally Accepted Accounting Principles. As a result, the projections used in the newsletter do not provide valid information as to the value of the portfolio. For more information about the projections used in the Trust's financial statements, please see the Trust's Form 10-K Annual Statement for 2017, which is available on the Investor Relations page of the website.

Frequently Asked Questions

Here are brief answers to some of the frequently asked questions (FAQs) we've received in the past month:

Q: Can you clarify what "book value" means and how that relates to my likely recovery from the PHT?

A: A company's book value is simply the total value of its assets minus its outstanding liabilities at a particular point in time. A number of IRA Custodians have calculated the PHT's book value in order to value the IRA Partnership units that they hold. As we've said before, book value is not "the" value of a company, it's just "a" value that can be readily calculated from the available financial statements.

Essentially, the book value of a share is determined by (A) starting with a current value of the total assets; then (B) subtracting the company's liabilities; and then (C) dividing that number by the total number of shares (or, in our case, the number of "units") outstanding. So for example, as of the end of March 2018: (a) the PHT's assets were $351,857,183; and (b) its liabilities were $123,273,945; yielding a net worth of $228,583,238. If we divide that figure by (c) the number of units outstanding (1,202,532,887), we come up with a book value for the PHT of $0.19/unit. The PHT's Form 10-K annual statement and Form 10-Q quarterly statements have more details on the PHT's assets and liabilities.

The important thing to understand is that the book value of a PHT unit is not how much an investor will receive from the PHT.

Q: Can I authorize someone else – my spouse, child or investment advisor – to have access to the information relating to my Plan securities?

A: Yes, you can.

For privacy reasons, neither the PHT nor Magna Servicing will provide information regarding your Plan securities to anyone other than you. Accordingly, we require the use of passwords to access information on the Investor Portal and that callers identify themselves before we will provide information over the phone. Nevertheless, we recognize that many investors want the assistance of others with their Plan securities. Thus, the Plan provides a way to do that.

To authorize another person to receive information about your Plan securities, you and that person will need to fill out and sign some documents:

You must fill out and sign the "Network Resources Access Form; and

The person you designate must fill out and sign the "Confidentiality and Non-Disclosure Form."

Completed forms should be sent to Magna at custsrv@magnaservicing.com. Copies of the forms are located on the "Resources" page of the LPI PHT website.

Questions and Updates

We routinely post updates and new information on www.LPI-PHT.com. In addition, prior investor communications -- including copies of this newsletter and the Trustee's prior investor presentations -- are available on the "Investor News" tab. We encourage you access the website as a primary reference source.

We're happy to answer any additional questions you may have. Please note that it's likely you will receive a faster response if you contact us by email.

How to Contact Us

For questions regarding your individual account, please contact:

Magna Servicing

P.O. Box 23226

Waco, TX 76702

Phone: 800-368-5569

Email: custsrv@magnaservicing.com

For questions regarding the administration of the Plan of Reorganization, please contact:

Eduardo Espinosa, LPI PHT Trustee

2001 Ross Avenue, Suite 3600

Dallas, Texas 75201

Phone: 214-698-7893

Email: trustee@lpi-pht.com

